March 10, 2000

Mr. S. Richard Averette
President
Precision Southeast, Inc.
P.O. Box 1405
Myrtle Beach, South Carolina 29578


Envirometrics, Inc.
9229 University Boulevard
Charleston, SC  29401

     Re: 65,875 Shares of Series B Preferred Stock of Envirometrics, Inc. (the "Company") Held By S. Richard Averette

Ladies and Gentlemen:

Pursuant to our Agreement of June 30, 1998, (the "Agreement," Paragraphs 10-24 of which are fully incorporated herein by reference and ratified and reaffirmed in their entirety by the undersigned), we hereby notify you of our intent to convert the above-referenced shares of Preferred Stock (the "Preferred Stock") to Envirometrics Common Stock (the "Common Stock") at a ratio of 5 shares of Common Stock for one share of Preferred Stock. Kindly effect this conversion on the tenth day following your receipt of this notice or as soon thereafter as practicable.

We are enclosing herewith any Certificate(s) we hold representing the Preferred Stock. If you are holding any Certificate(s) representing the Preferred Stock, you are hereby instructed to cancel same upon the issuance of the Common Stock to us.

With regard to any dividends which have accrued on the Preferred Stock, you are hereby instructed to issue Common Stock to us in lieu of such accruals at a price of $0.40 per share. We understand that no fractional shares will be issued, and shares will be rounded off to the nearest whole number.

We represent that we have familiarized ourselves with the affairs of the Company, and we are aware of the Agreement for the Exchange of Stock (the "Catapult Agreement") between the Company and The Catapult Group, Inc. of Atlanta, GA and that the Company intends to effect a split of the Common Stock prior to the Closing thereof at a ratio of one new share of Common Stock being issued for every ten shares then outstanding; and, further, that we have had sufficient opportunity to have the Catapult Agreement reviewed by counsel of our choice and are fully familiar with the terms thereof.

Sincerely yours,